Exhibit 5.1
[Letterhead of Dorsey & Whitney LLP]

August 8, 2022

Heartland Financial USA, Inc.
700 Locust Street, Suite 400
Dubuque, Iowa 52001

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Heartland Financial USA, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company from time to time of an indeterminate number or amount, as applicable, of (i) shares of its common stock, par value $1.00 per share (the “Common Stock”), (ii) shares of its preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) depositary shares representing fractional shares of the Preferred Stock evidenced by depositary receipts (the “Depositary Shares”), (iv) its debt securities (the “Debt Securities"), (v) its subordinated notes (the “Subordinated Notes”), (vi) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Subordinated Notes (the “Warrants”), (vii) rights to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Subordinated Notes (the “Rights”) and (viii) units consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Subordinated Notes, Warrants and Rights (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Subordinated Notes, Warrants and Rights, the “Securities”), including any Securities issuable upon conversion, exchange or exercise of the Securities. The Debt Securities will be issued under an indenture (as it may be supplemented or amended from time to time, the “Debt Indenture”) to be entered into between the Company and a trustee to be named, as trustee (the “Debt Trustee”), the form of which is attached to the Registration Statement as Exhibit 4.7. The Subordinated Notes will be issued under an indenture (as it may be supplemented or amended from time to time, the “Note Indenture”), dated as of December 17, 2014, between the Company and U.S. Bank National Association, as trustee (the “Note Trustee”), which is incorporated by reference into the Registration Statement as Exhibit 4.8.

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements and instruments, that such agreements and instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.
Based on the foregoing, and assuming that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration

Statement, describing the Securities offered thereby, will have been prepared and filed with the Commission under the Securities Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) with respect to any newly-issued shares of Common Stock or Preferred Stock to be offered by the Company pursuant to the Registration Statement, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the organizational documents of the Company and not otherwise reserved for issuance, (v) the organizational documents of the Company, each as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set forth below, (vi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Security, nor the compliance by the Company with the terms of such Security, (a) will violate (1) any applicable law or (2) the organizational documents of the Company or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon the Company or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets, (vii) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered by the Company and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion that:
1.With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being referred to herein as the “Board”) have taken all necessary corporate action to authorize and approve the terms of the issuance and sale of the Offered Common Shares in conformity with the organizational documents of the Company and (b) certificates in the form required by the Delaware General Corporation Law representing the Offered Common Shares have been duly executed, countersigned, registered and delivered (or, if uncertificated, valid book-entry notations in the share register of the Company have been duly made) either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then the Offered Common Shares will be validly issued, fully paid and non-assessable.

2.With respect to any shares of any class or series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Board has taken all necessary corporate action to establish the applicable class or series of Preferred Stock in accordance with the Delaware General Corporation Law (including, without limitation, by the Company properly filing a certificate of designations with respect to such class or series of Preferred Stock with the Secretary of State of the State of Delaware), (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Preferred Stock and their issuance and sale in conformity with the terms of the applicable class or series of Preferred Stock as established by the Board and (c) certificates in the form required by the Delaware General Corporation Law representing the Offered Preferred Shares have been duly executed, countersigned, registered and delivered (or, if uncertificated, valid book-entry notations in the share register of the Company have been duly made) either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then the Offered Preferred Shares will be validly issued, fully paid and non-assessable.

3.With respect to any Depositary Shares to be offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (a) a deposit agreement relating to the Offered Depositary Shares (the “Deposit Agreement”), to be entered into between the Company and the depositary named therein (the “Depositary”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve (i) the terms of the Offered Depositary Shares and their issuance and sale in conformity with the Deposit Agreement and (ii) the issuance of the shares of Preferred Stock represented by the Offered Depositary Shares, (c) the shares of Preferred Stock represented by the Offered Depositary Shares have been duly issued and delivered to the Depositary and (d) depositary receipts evidencing the Offered Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the shares of Preferred Stock (or, if uncertificated, valid book-entry notations in the share register of the Company have been duly made) as contemplated by the Deposit Agreement either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, then the depositary receipts evidencing the Offered Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Offered Depositary Shares and the Deposit Agreement.

4.With respect to any Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Debt Trustee has been qualified to act as trustee under the Debt Indenture, (b) the Debt Indenture has been duly authorized, executed and delivered by the Company, (c) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Debt Securities and their issuance and sale in conformity with the Debt Indenture and (d) the Offered Debt Securities have been issued, executed and authenticated by the Debt Trustee in accordance with the terms of the Debt Indenture and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, then the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.With respect to any Subordinated Notes to be offered by the Company pursuant to the Registration Statement (the “Offered Subordinated Notes”), when (a) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Subordinated Notes and their issuance and sale in conformity with the Note Indenture and (b) the Offered Subordinated Notes have been issued, executed and authenticated by the Note Trustee in accordance with the terms of the Note Indenture and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, then the Offered Subordinated Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”), to be entered into between the Company and the warrant agent named therein (the “Warrant Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Warrants and their issuance and sale in conformity with the Warrant Agreement and (c) the Offered Warrants have been issued, executed and countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.With respect to any Right to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (a) a rights agreement relating to the Offered Rights (the “Rights Agreement”), to be entered into between the Company and the rights agent named therein (the “Rights Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Rights and their issuance and sale in conformity with the Rights Agreement and (c) the Offered Rights have been issued, executed and countersigned by the Rights Agent in accordance with the terms of the Rights Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) a unit agreement relating to the Offered Units (the “Unit Agreement”), to be entered into between the Company and the unit agent named therein (the “Unit Agent”), has been duly authorized, executed and delivered by the Company, (b) the Board has taken all necessary corporate action to authorize and approve the terms of the Offered Units and their issuance and sale in conformity with the Unit Agreement and (c) the Offered Units have been issued, executed and countersigned by the Unit Agent in accordance with the terms of the Unit Agreement and delivered either (i) in accordance with the applicable purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exchange of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, for the consideration approved by the Board, then the Offered Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are subject to the following qualifications and exceptions:

(a)    Our opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws).
(b)    Our opinions set forth above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.
(c)    Our opinions set forth above are subject to limitations regarding the availability of indemnification and contribution where such indemnification or contribution may be limited by applicable law or the application of principles of public policy.
(d)    We express no opinion as to the enforceability of (i) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum), (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.
(e)    We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.
We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render that judgment in the foreign currency or currency unit in which the Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. We express no opinion as to the enforceability of provisions to the extent they require that a claim with respect to a Security (or a judgment in respect of such a claim) be converted into United States dollars at a particular rate of exchange and/or on a particular date, to the extent applicable law provides otherwise.

Our opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Validity of Securities” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP
CCH/BRR